UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
February 5, 2004
(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-14039 (Commission File Number)	64-0844345 (I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant’s telephone number, including area code)

Item 5. Other Events

On February 5, 2004, Callon Petroleum Company issued the press release attached as Exhibit 99.1 announcing that the company has hedged a total of 5.4 million mmBtu (million British thermal units) of natural gas production during the 15-month period from January 2004 through March 2005. The natural gas hedges were implemented through derivative transactions in the form of no-cost collars. The company also announced it has hedged approximately one million barrels of crude oil production during the 12-month period from February 2004 through January 2005. The crude oil hedges were implemented through derivative transactions in a combination of swaps and no-cost collars.

Item 7. Financial Statements and Exhibits

     Exhibits

Exhibit Number	Title of Document

99.1	Press release dated February 5, 2004 announcing hedging transactions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

February 5, 2004	By:	/s/ John S. Weatherly

John S. Weatherly Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated February 5, 2004 announcing hedging transactions.